Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:

Denise Warren	Beth Wright
SVP/CFO	VP – Communications
615-764-3013	615-764-3010

Capella Healthcare Announces Fourth Quarter and Year-End 2011 Results

Franklin, TN. March 30, 2012 – Capella Healthcare, Inc. (“Capella”) today announced financial and operating results for the fourth quarter and year ended December 31, 2011.

Key metrics from continuing operations for the fourth quarter (all percentage changes compare the fourth quarter of 2011 to the fourth quarter of 2010) include:

•	Revenue after the provision for bad debts increased 4.1% to $172.8 million

•	Adjusted EBITDA increased 13.5% to $26.9 million

•	Admissions and adjusted admissions increased 3.1% and 5.7%, respectively

In the fourth quarter, Capella adopted accounting guidance that resulted in the classification of the provision for bad debts as a revenue deduction rather than an operating expense, and such guidance has been applied to the financial statements for all periods presented. Also, during the fourth quarter, Capella recognized $3.5 million of electronic health record (“EHR”) incentive income related to the meaningful use of certified EHR technology. In response to new accounting guidance, Capella revised its accounting for the recognition of income from EHR incentive payments. EHR incentive income is not included in revenues, but instead is presented separately within operating expenses in the consolidated income statement. For the year ended December 31, 2011, Capella recorded $7.5 million in EHR incentive income.

Revenue for the fourth quarter totaled $172.8 million, an increase of 4.1%, compared to $166.0 million in the prior year quarter. Adjusted EBITDA for the fourth quarter totaled $26.9 million, compared to $23.7 million in the prior year quarter. Net income from continuing operations for the fourth quarter totaled $3.7 million, compared to $1.9 million in the prior year quarter.

In the fourth quarter, admissions and adjusted admissions increased 3.1% and 5.7%, respectively, compared to the prior year quarter. On a same-facility basis, admissions and adjusted admissions decreased 2.2% and 0.2%, respectively, compared to the prior year quarter. On a same-facility basis, revenue per adjusted admission increased 0.2% compared to the prior year quarter.

Revenue for the year ended December 31, 2011 totaled $683.9 million, an increase of 4.2%, compared to $656.2 million in the prior year. Adjusted EBITDA for the year ended December 31, 2011 totaled $95.9 million, compared to $94.6 million in the prior year. Net income from continuing operations for the year ended December 31, 2011 totaled $6.6 million, compared to a net loss of $10.8 million in the prior year.

Capella’s Oklahoma facilities participate in the State of Oklahoma’s Supplemental Hospital Offset Payment Program (“SHOPP”). On January 17, 2012, the Centers for Medicare & Medicaid Services (“CMS”) approved the SHOPP program with an effective date of July 1, 2011. The legislation related to the SHOPP program was signed into law by the Governor of Oklahoma on May 13, 2011, but subject to approval by CMS. The SHOPP program, with an initial term of three fiscal years, allows for the establishment of a hospital provider fee assessment on all non-exempt Oklahoma hospitals. Capella plans to use revenues from this assessment to maintain hospital reimbursement from the SoonerCare Medicaid program and secure additional matching Medicaid funds from the federal government. Capella did not record any revenue or expense associated with the period of July 1, 2011 through December 31, 2011 since CMS approval of the program did not occur until January 17, 2012. This approval was necessary to meet the revenue recognition criteria that evidence of an arrangement exists, pursuant to generally accepted accounting principles. SHOPP supplemental revenue related to July 1, 2011 through December 31, 2011 totaled $7.2 million, resulting in a net of $4.8 million of additional EBITDA, which Capella will record in the first quarter of 2012.

For the year ended December 31, 2011, admissions and adjusted admissions increased 1.6% and 3.3%, respectively, compared to the prior year. On a same-facility basis, admissions decreased 0.9% and adjusted admissions increased 0.5%, respectively, compared to the prior year. On a same-facility basis, revenue per adjusted admission increased 1.7% compared to the prior year.

“Our industry continues to deal with challenging economic environments and high unemployment rates,” said Dan Slipkovich, Chairman and Chief Executive Officer. “As we face these challenges, we are pleased with our progress as well as with the opportunities we see ahead. Our hospital operators are doing an outstanding job in continuing to improve quality and constituency satisfaction even as they manage these challenges. We will continue to work collaboratively with all of our stakeholders to grow market share while managing our costs and creatively seeking new opportunities.”

“Capella has made significant achievements over the past year. As recent national recognition bears out, our hospitals continue to make impressive progress on both our quality and service initiatives. During the fourth quarter, two of our hospitals were ranked #1 in their respective states for specific service line excellence while three were named national award recipients for their significant improvement in satisfaction scores.”

About Capella Healthcare

Based in Franklin, TN, Capella Healthcare, as part of continuing operations, owns general acute-care hospitals in seven states. With the philosophy that all health care is local, Capella collaborates with each hospital’s medical staff, board and community leadership to take care to the next level. The company has access to significant leadership and financial resources, reinvesting in its family of hospitals to strengthen and expand services and facilities. For more information visit the website at www.CapellaHealthcare.com.

Conference Call

Capella will host a conference call for investors at 9:00 a.m. Central Standard Time today. All interested investors are invited to access the call by dialing: 877-612-5942, passcode: 63890627. A replay of the call will be available for a period of 30 days, beginning approximately one hour after the call has concluded. Instructions to access the audio recording can be found on the Investor Relations section of the Company’s website at www.CapellaHealth.com. A copy of the Company’s Form 10-K for the year ended December 31, 2011 may be obtained via the Company’s website when filed with the SEC.

Cautionary Statement about Preliminary Results and other Forward-Looking Information

This press release contains forward-looking statements based on current management expectations. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the impact of healthcare reform on our financial position and results of operations; (2) the impact of efforts by federal and state healthcare programs and managed care companies to reduce reimbursement rates for the services provided by our facilities; (3) the impact of the lingering effects of the economic downturn; (4) the collectibility of accounts receivable related to patient accounts; (5) our ability to recruit and maintain favorable and continuing relationships with qualified physicians and other healthcare professionals who use our facilities; (6) our ability to comply with extensive laws and government regulations related to the healthcare industry and the potential adverse impact of government investigations, liabilities and other claims asserted against us; (7) potential competition from other hospitals or healthcare providers, including physicians; (8) the concentration of our facilities in a small number of states; (9) the impact of interruptions to or changes in our information systems; (10) our ability to obtain adequate levels of general and professional liability insurance; (11) our ability to ensure confidential information is not inappropriately disclosed and that we are in compliance with federal and state health information privacy standards; (12) the resources needed for, or unforeseen liabilities related to, future capital commitments, acquisitions or joint ventures; (13) our ability to integrate and improve successfully the operations of acquired facilities; (14) our ability to enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment; (15) our substantial indebtedness and adverse changes in credit markets impacting our ability to receive timely additional financing on terms acceptable to us to fund our acquisition strategy and capital expenditure needs; and (16) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Capella Healthcare, Inc.

Condensed Consolidated Income Statements

(Dollars in millions)

	Three Months Ended December 31,
	2010		2011
Revenue
Revenue before provision for bad debts	$196.0		$194.5
Provision for bad debts	(30.0)		(21.7)

Revenue	166.0		172.8

Operating Expenses
Salaries & benefits	81.0	48.8%	84.2	48.7%
Supplies	27.8	16.7%	27.2	15.7%
Purchased services	11.9	7.2%	13.1	7.6%
Acquisition-related expenses	—	0.0%	1.4	0.8%
Other operating expenses	21.6	13.0%	25.4	14.7%
EHR incentive payments	—	0.0%	(3.5)	-2.0%
Interest, net	12.5	7.5%	12.9	7.5%
Depreciation and amortization	8.5	5.1%	8.9	5.2%

Total costs and expenses	163.3	98.4%	169.6	98.1%

Income from continuing operations before income taxes	2.7	1.6%	3.2	1.9%
Income taxes	0.8	0.5%	(0.5)	-0.3%

Income from continuing operations	1.9	1.1%	3.7	2.1%
Loss from discontinued operations, net of tax	(1.0)	-0.6%	(17.9)	-10.4%

Net income (loss)	0.9	0.5%	(14.2)	-8.2%
Less: Net income attributable to non-controlling interests	0.5	0.3%	0.2	0.1%

Net income (loss) attributable to Capella Healthcare, Inc.	$0.4	0.2%	$(14.4)	-8.3%

Capella Healthcare, Inc.

Condensed Consolidated Income Statements

(Dollars in millions)

	For the Year Ended December 31,
	2010		2011
Revenue
Revenue before provision for bad debts	$771.5		$762.1
Provision for bad debts	(115.3)		(78.2)

Revenue	656.2		683.9

Operating Expenses
Salaries & benefits	319.9	48.8%	332.1	48.6%
Supplies	108.3	16.5%	111.1	16.2%
Purchased services	45.9	7.0%	50.0	7.3%
Acquisition-related expenses	—	0.0%	2.1	0.3%
Other operating expenses	87.8	13.4%	103.1	15.1%
EHR incentive payments	—	0.0%	(7.5)	-1.1%
Loss on refinancing	20.8	3.2%	—	0.0%
Management fee to related party	0.2	0.0%	0.2	0.0%
Interest, net	48.4	7.4%	51.1	7.5%
Depreciation and amortization	32.5	5.0%	33.7	4.9%

Total costs and expenses	663.8	101.2%	675.9	98.8%

Income (loss) from continuing operations before income taxes	(7.6)	-1.2%	8.0	1.2%
Income taxes	3.2	0.5%	1.4	0.2%

Income (loss) from continuing operations	(10.8)	-1.6%	6.6	1.0%
Loss from discontinued operations, net of tax	(3.4)	-0.5%	(19.9)	-2.9%

Net loss	(14.2)	-2.2%	(13.3)	-1.9%
Less: Net income attributable to non-controlling interests	1.5	0.2%	1.2	0.2%

Net loss attributable to Capella Healthcare, Inc.	$(15.7)	-2.4%	$(14.5)	-2.1%

Capella Healthcare, Inc.

Condensed Consolidated Balance Sheet

(Dollars in millions)

	December 31,	December 31,
	2010	2011
ASSETS
Current Assets:
Cash and cash equivalents	$48.3	$42.4
Accounts receivable, net of allowance for doubtful accounts of $123.1 and $86.6 at December 31, 2010 and December 31, 2011, respectively	115.6	112.5
Inventories	25.2	25.2
Prepaid expenses and other current assets	4.8	5.3
Other receivables	2.9	8.9
Deferred tax assets	3.5	1.7
Assets held for sale	—	15.0

Total current assets	200.3	211.0

Property and equipment, net	450.7	426.5
Goodwill	89.9	109.6
Intangible assets, net	9.1	7.7
Other assets, net	17.8	29.9

Total assets	$767.8	$784.7

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable	$22.4	$26.8
Salaries and benefits payable	22.3	21.9
Accrued interest	23.7	23.3
Other accrued liabilities	12.7	14.1

Total current liabilities	81.1	86.1

Long-term debt	494.1	495.1
Deferred income taxes	12.8	12.1
Other liabilities	12.1	26.5
Redeemable non-controlling interests	5.5	18.0
Due to parent	210.2	210.5
Stockholder’s deficit:
Common stock	—	—
Retained deficit	(48.0)	(63.6)

Total stockholder’s deficit	(48.0)	(63.6)

Total liabilities and stockholder’s deficit	$767.8	$784.7

Capella Healthcare, Inc.

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

	For the Year Ended December 31,
	2010	2011
Operating activities:
Net loss	$(14.2)	$(13.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations	3.4	19.9
Depreciation and amortization	32.5	33.7
Loss on refinancing	20.8	—
Provision for Bad Debts	115.3	78.2
Deferred income taxes	2.3	1.2
Stock-based compensation	0.3	0.8
Gains from mark to market swap valuation	(0.2)	—
Changes in working capital, net of the impact of acquisitions	(97.5)	(79.5)

Net cash provided by operating activities - continuing operations	62.7	41.0
Net cash provided by operating activities - discontinued operations	3.2	2.0

Net cash provided by operating activities	65.9	43.0

Investing activities:
Acquisition of healthcare businesses	—	(34.1)
Purchases of property and equipment, net	(23.9)	(31.9)
Proceeds from disposition of hospital	—	20.5
Change in other assets	2.3	(1.8)

Net cash used in investing activities - continuing operations	(21.6)	(47.3)
Net cash used in investing activities - discontinued operations	(2.2)	(2.3)

Net cash used in investing activities	(23.8)	(49.6)

Financing activities:
Proceeds from long-term debt	493.7	—
Payment of debt and capital leases	(484.5)	—
Advances from Parent	1.4	2.5
Payments of refinancing costs and fees	(21.7)	—
Distributions to non-controlling interests	(1.3)	(1.0)
Repurchase of non-controlling interests	—	(0.3)

Net cash provided by (used in) financing activities - continuing operations	(12.4)	1.2
Net cash used in financing activities - discontinued operations	(1.0)	(0.5)

Net cash provided by (used in) financing activities	(13.4)	0.7

Net increase (decrease) in cash and cash equivalents	28.7	(5.9)
Cash and cash equivalents, beginning of period	19.6	48.3

Cash and cash equivalents, end of period	$48.3	$42.4

Capella Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Adjusted EBITDA – Reported

(Dollars in millions)

	Three Months Ended December 31,		For the Year Ended December 31,
	2010	2011	2010	2011

Net income (loss) attributable to Capella Healthcare, Inc.	$0.4	$(14.4)	$(15.7)	$(14.5)
Interest, net	12.5	12.9	48.4	51.1
Income taxes	0.8	(0.5)	3.2	1.4
Depreciation and amortization	8.5	8.9	32.5	33.7
Non-controlling interests	0.5	0.2	1.5	1.2
Acquisition-related expenses	—	1.4	—	2.1
Loss on refinancing	—	—	20.8	—
Stock-based compensation	—	0.5	0.3	0.8
Management fee to related party	—	—	0.2	0.2
Discontinued operations, net of taxes	1.0	17.9	3.4	19.9

Adjusted EBITDA (1)	$23.7	$26.9	$94.6	$95.9

(1)	Adjusted EBITDA is defined as income (loss) before interest expense, income taxes, depreciation and amortization, non-controlling interests, acquisition-related expenses, debt extinguishment costs, stock-based compensation, management fee to related party and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Capella Healthcare, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented many not be comparable to similarly titled measures of other companies.

Capella Healthcare, Inc.

Supplementary Same-Facility Financial Information (1)

	Three Months Ended December 31,
	2010		2011
Same - Facility Revenue
Revenue before provision for bad debts	$196.0		$186.9
Prior year contractual adjustments	0.7		(0.4)
Provision for bad debts	(30.0)		(20.8)

Revenue	166.7		165.7

Same - Facility Operating Expenses
Salaries & Wages	81.0	48.6%	80.4	48.5%
Supplies	27.8	16.7%	26.4	15.9%
Other operating expenses	33.5	20.1%	38.0	22.9%
EHR incentive payments	—	0.0%	(3.5)	-2.1%

Total same-facility operating expenses	142.3	85.4%	141.3	85.3%

Same-Facility EBITDA	$24.4	14.6%	$24.4	14.7%

	For the Year Ended December 31,
	2010		2011
Same - Facility Revenue
Revenue before provision for bad debts	$771.5		$746.9
Prior year contractual adjustments	(0.8)		(0.2)
Provision for bad debts	(115.3)		(76.4)

Revenue	655.4		670.3

Same - Facility Operating Expenses
Salaries & Wages	319.9	48.8%	324.2	48.4%
Supplies	108.3	16.5%	109.3	16.3%
Other operating expenses	133.7	20.4%	151.3	22.6%
EHR incentive payments	—	0.0%	(7.5)	-1.1%

Total same-facility operating expenses	561.9	85.7%	577.3	86.1%

Same-Facility EBITDA	$93.5	14.3%	$93.0	13.9%

(1)	All information is on a same-facility basis. Same-facility are hospitals that we have owned for more than one year. Information above excludes the acquisition of the 60% interest in Cannon County Hospital, LLC, which owns Dekalb Community Hospital and Stones River Hospital, for all periods.

Capella Healthcare, Inc.

Operating Statistics (1)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2010	2011	% change	2010	2011	% change

Total Consolidated:
Admissions	10,634	10,964	3.1%	42,849	43,538	1.6%

Adjusted Admissions	22,008	23,254	5.7%	87,198	90,037	3.3%

Revenue per adjusted admission	$7,543	$7,431	-1.5%	$7,525	$7,596	0.9%

Inpatient Surgery	2,512	2,377	-5.4%	10,196	9,922	-2.7%

Outpatient Surgery	4,993	5,826	16.7%	19,235	21,673	12.7%

Emergency Room Visits	46,989	53,116	13.0%	192,558	208,258	8.2%

Same - Facility:
Admissions	10,634	10,399	-2.2%	42,849	42,476	-0.9%

Adjusted Admissions	22,008	21,971	-0.2%	87,198	87,611	0.5%

Revenue per adjusted admission	$7,543	$7,560	0.2%	$7,525	$7,653	1.7%

Inpatient Surgery	2,512	2,324	-7.5%	10,196	9,812	-3.8%

Outpatient Surgery	4,993	5,634	12.8%	19,235	21,269	10.6%

Emergency Room Visits	46,989	49,500	5.3%	192,558	200,687	4.2%

(1)	All hospital statistics are on a continuing operations basis and excludes all facilities classified under discontinued operations